As Filed with the Securities and Exchange Commission on September 18, 1995
                                                        Registration No. 33-
----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           -----------------------

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                         --------------------------

                          ROBOTIC VISION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                     11-2400145
 (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                   Identification No.)


                             425 Rabro Drive East
                          Hauppauge, New York  11788
                               (516) 273-9700
              (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)



                                PAT V. COSTA
                    President and Chief Executive Officer
                          Robotic Vision Systems, Inc.
                            425 Rabro Drive East
                          Hauppauge, New York  11788
                              (516) 273-9700
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                 Copies of all communications and notices to:

                              IRA I. ROXLAND, Esq.
                           Parker Duryee Rosoff & Haft
                                529 Fifth Avenue
                            New York, New York  10017
                                 (212) 599-0500
                           FAX:  (212) 972-9487

                           ---------------------------

   Approximate date of commencement of proposed sale to the public:
At such time after the effective date of this Registration Statement as the Selling Stockholders shall determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /



                   CALCULATION OF REGISTRATION FEE

                                 Proposed    Proposed
 Title of                        Maximum     Maximum
 Each Class of                   Offering    Aggregate       Amount of
 Securities to    Amount to be   Price Per   Offering        Registration
 be Registered    Registered     Share*      Price*          Fee
 -------------    ------------   ---------   --------------  ------------
 Common Stock,    1,241,151 shs.  $21.50     $26,684,746.50  $9,099.50
 $.01 par value

--------------
*  Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c).

                          --------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                         ROBOTIC VISION SYSTEMS, INC.

          (Cross Reference Sheet Pursuant to Item 501 of Regulation S-K)


                                        Location in Registration
Items in Form S-3                       Statement or Heading in Prospectus
-----------------                       ----------------------------------
1.   Forepart of the Registration       Facing Page of the Registration
     Statement and Outside Front        Statement; Cross-Reference Sheet;
     Cover Page of Prospectus           Outside Front Cover Page

2.   Inside Front and Outside           Table of Contents; Available
     Back Cover Pages of                Information; Incorporation of Certain
     Prospectus                         Documents by Reference

3.   Summary Information, Risk          The Company
     Factors and Ratio of
     Earnings to Fixed Charges

4.   Use of Proceeds                    Cover Page; Selling Stockholders

5.   Determination of Offering          Cover Page; Selling Stockholders
     Price

6.   Dilution                           *

7.   Selling Security Holders           Selling Stockholders

8.   Plan of Distribution               Cover Page; Selling Stockholders

9.   Description of Securities to       Incorporation of Certain Documents
     be Registered                      by Reference

10.  Interests of Named Experts         Legal Opinion; Experts
     and Counsel

11.  Material Changes                   *

12.  Incorporation of Certain           Incorporation of Certain
     Information by Reference           Information by Reference

13.  Disclosure of Commission           *
     Position on Indemnification
     for Securities Act Liabilities

-----------------
*  Not Applicable

                 Subject to Completion - September 18, 1995

Prospectus


                               1,241,151 Shares

                         ROBOTIC VISION SYSTEMS, INC.

                                Common Stock

                         ----------------------------



     This Prospectus relates to 1,241,151 shares of common stock, par value $0.01 per share (the "Common Stock"), of Robotic Visions Systems, Inc. (the "Company"), which shares are being offered for sale by the persons named herein under the caption "Selling Stockholders" (the "Selling Stockholders"). The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. See "Selling Stockholders."

     The Common Stock is quoted on The Nasdaq National Market (the "NASDAQ-NM") under the symbol "ROBV." On September 13, 1995, the last sale price of the Common Stock as reported by the NASDAQ-NM was $21.50 per share.



          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.




     The Selling Stockholders, or their pledgees, donees, transferees or other successors, may sell the Common Stock in any of three ways:
(i) through broker-dealers; (ii) through agents or (iii) directly to one or more purchasers. The distribution of the Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (A) in the over-the-counter market, or (B) in transactions otherwise than in the over-the-counter market. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling the Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or commissions from purchasers of the Common Stock for whom they may act as agent (which discounts, concessions or commissions will not exceed those customary in the types of transactions involved). The Selling Stockholders and any broker-dealers or agents that participate in the distribution of the Common Stock might be deemed to be underwriters, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     The Company has agreed to bear all expenses (other than selling discounts, concessions and commissions) in connection with the registration and sale of the Common Stock being offered by the Selling Stockholders. The Company has agreed to indemnify the Selling
Stockholders against certain liabilities, including liabilities under the Securities Act.

     The Common Stock being offered hereby by the Selling Stockholders has not been registered for sale under the securities laws of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Common Stock should confirm the registration thereof under the securities law of the state in which such transactions occur, or the existence of any exemption from registration.


                   -----------------------------------

             The date of this Prospectus is September 18, 1995

                             TABLE OF CONTENTS


The Company. . . . . . . . . . . . . . . . . . . . . . . . . . .1

Available Information. . . . . . . . . . . . . . . . . . . . . .2

Incorporation of Certain Documents by Reference. . . . . . . . .3

Selling Stockholders . . . . . . . . . . . . . . . . . . . . . .4

Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . .5

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .5





     No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus or incorporated by reference to this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.

                                 THE COMPANY


General

     Robotic Vision Systems, Inc. (the "Company") designs, manufactures, markets and installs machine vision-based products for productivity improvement and quality control applications in the manufacturing workplace. These products have as their primary component the Company's proprietary 3-dimensional machine vision technology. This technology uses sophisticated structured laser light and optical triangulation techniques to acquire precise 3-dimensional measurement information about the surface of a viewed object.

     The Company's LS Lead Scanning Systems offer automated high-speed 3-dimensional ("3-D") semiconductor package lead inspection with the added feature of non-contact scanning of the packages in their shipping trays("in-tray scanning"). The system uses a laser-based, non-contact, 3-D measurement technique to inspect and sort quad flat packs, thin quad flat packs, plastic leaded chip carriers, ball grid arrays and thin small outline packs from their carrying trays. The system measurements include coplanarity, total package height, true position spread and span, as well as lead angle, width, pitch and gap.

     The Company was incorporated in New York in 1976 and reincorporated in Delaware in 1977. Its executive offices are located at 425 Rabro Drive East, Hauppauge, New York 11788;
telephone (516) 273-9700.


Recent Developments

     The Company has entered into a definitive merger agreement, dated as of April 27, 1995, as amended and restated as of July 11, 1995 (the "Merger Agreement"), with Acuity Imaging Inc., a publicly owned company located in Nashua, New Hampshire ("Acuity"), pursuant to which Acuity is to become a wholly owned subsidiary of the Company (the "Acuity Merger"). Acuity designs, develops, manufactures and supplies 2-D machine vision systems to a diversity of markets. Consummation of the Acuity Merger, which is intended to be completed as a tax-free reorganization and to be accounted for as a pooling of interests, is subject to conditions which are customary for transactions of this nature, including approval by the stockholders of each of the Company and Acuity at meetings of their respective stockholders, both of which are to be convened on September 19, 1995. Consequently, consummation of the Acuity Merger cannot be assured.

     The Merger Agreement provides that each then outstanding share of Acuity's common stock will be converted into the right to receive, and become exchangeable for (the "Exchange Ratio"), 0.766 of a share of the Company's Common Stock; provided, however, that if the average of the closing prices of the Company's Common Stock on the NASDAQ-NM for the 20 trading days ending on (and including) the third trading day immediately prior to the Company's September 19, 1995 stockholders' meeting (the "Average Closing Price") is greater than $14.50, then the Exchange Ratio shall be equal to the quotient of $11.107 divided by the Average Closing Price (provided that in no event shall the Exchange Ratio be less than 0.555375); and if the Average Closing Price is less than $10.00, then the Exchange Ratio shall be equal to the quotient of $7.66 divided by the Average Closing Price (provided that in no event shall the Exchange Ratio be more than 0.925626).

     The Merger Agreement also provides that (i) options to purchase shares of Acuity's common stock at various exercise prices will be converted into options to purchase shares of the Company's Common Stock and (ii) rights under Acuity's 1994 Employee Qualified Stock Purchase Plan to purchase shares of Acuity's common stock will be converted into rights to purchase shares of the Company's Common Stock.

     Assuming consummation of the Acuity Merger, the Company will issue up to a maximum of 2,524,000 shares of its Common Stock as a consequence of the Acuity Merger.


                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, the Company files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, copies of which can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Incorporated herein by reference are the following documents filed by the Company with the Commission (File No. 0-12661) under the Exchange Act:

     (a) The Company's Annual Report on Form 10-K/A for its fiscal year ended September 30, 1994 (the "Annual Report");

     (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended December 31, 1994, March 31, 1995 and June 30, 1995;

     (c) The Company's definitive Proxy Statement dated August 9, 1995 relating to the Acuity Merger; and

     (d) The Company's Registration Statement on Form 8-A for a description of the Common Stock.


     All documents filed by the Company with the Commission pursuant to Sections 13, 14 and 15(d) of the Exchange Act subsequent hereto, but prior to the termination of this offering, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated into this Prospectus by reference (other than the exhibits to such documents). Requests for such copies should be directed to Robert H. Walker, Secretary, Robotic Vision Systems, Inc., 425 Rabro Drive East, Hauppauge, New York 11788; telephone number: (516) 273-9700.

                          SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to the Selling Stockholders. The Company will not receive any proceeds from the sale of the shares by the Selling
Stockholders.


                                       Number of  Beneficial
                      Beneficial       Shares of  Ownership     Percentage
                      Ownership of     Common     of Shares     of
                      Shares of        Stock      of Common     Common Stock
Name of Selling       Common Stock at  Offered    Stock After   Owned After
Stockholders          August 31, 1995  For Sale   the Offering  the Offering
-------------------   ---------------  ---------  ------------  ------------

Philip A. Fisher &
Dorothy W. Fisher,
Ttees. The Fisher
1992 Trust
dtd. 6/05/92            44,960             43,760      1,200           -

Donald E. Fisher,
UGMAKY for Camille
Fisher                    -                   893          -           -

Donald E. Fisher,
UGMAKY for Alexandra
Fisher                    -                   893          -           -

Caroline E. Fisher,
Trustee of the
Caroline E. Fisher
Rev. Trust dtd 7/8/92   4,940               4,740        200           *

Carol Nelson              -                 5,000          -           -

Anne Heller Anderson      -                 1,570          -           -

Katherine Heller          -                 3,570          -           -

Leah F. McConnell
1992 Trust, Leah
F. McConnell,
William B. Nystrom
& John A. Mancasola,
Ttees U/A/D 4/15/92     51,200             50,000      1,200           *

Lee W. Salter as
Separate Property         -                 2,500          -           -

Lee W. Salter &
Linder G. Salter
as Community Property     -                 2,500          -           -

Katherine Merrill
Swim Family Living
Trust U/T/A dtd
3/31/75 Katherine
Merrill Swim, Ttee      20,696             19,496      1,200           *

Arnhold and S.
Bleichroeder, Inc.
for the Account of
Frances E. Nelson         -                30,000          -           -

Brown Brothers
Harriman Trust
Company of Texas
and Robert K. Straus,
Trustees of the
Robert K. Straus U/A
dtd 3/7/91                -                11,000          -           -

Arnhold and S.
Bleichroeder, Inc.
for the Account of
John Cutrer               -                25,000          -           -

Arnhold and S.
Bleichroeder, Inc.
for the Account of
Jamie B. Coulter          -                12,500          -           -

Arnhold and S.
Bleichroeder, Inc.
for the Account of
Frederick Hardy Bowen     -                11,000          -           -

Amadeus Offshore
Fund, Ltd.                -               236,500          -           -

Amadeus Fund, LP          -                38,500          -           -

H. G. Wellington
& Co., Inc.               -                50,000          -           -

Arnhold and S.
Bleichroeder, Inc.
for the Account of
George
  Weiss                   -               100,000          -           -
The Diamond Family
Foundation                -                30,800          -           -

Patricia Capone           -                10,000          -           -

Harold Freund             -                11,000          -           -
Arnhold and S.
Bleichroeder, Inc.
for the Account of
Robert S. Birch           -                 8,000          -           -

Thomas R. Morrison        -                 1,100          -           -

SC Fundamental Value
Fund L.P.                 -               206,000          -           -

SC Fundamental Value
BVI, Ltd.                 -               127,333          -           -

Gary Fuhrman              -                26,345          -           -

CT&T Talon Fund           -                25,000          -           -

Kirr Marbach & Co.,
LLC                     32,600             10,000       22,600         *

Arnhold and S.
Bleichroeder, Inc.      44,225(1)          44,225(1)       -           -

Steven Gluckstein       21,750              6,750       15,000         *

Kristina McCormack       7,025(2)           7,025(2)       -           -

William Bourne          15,300(3)          15,300(3)       -           -

Larry Ryan
International            3,440              3,440          -           -

Core Communications      3,000              3,000          -           -

Boris Levit              5,000              5,000          -           -

Maxwell Morton           5,000              5,000          -           -

Stephen Schanwald        4,000              4,000          -           -

Morgan Evan & Company
Inc.(4)(5)             136,411             41,411     96,000           *
                                       ----------



----------------
*  Less than 1%.
(1)  Represents shares of Common Stock underlying outstanding warrants.
(2)  Includes 3,025 shares of Common Stock underlying outstanding warrants.
(3)  Includes 5,300 shares of Common Stock underlying outstanding warrants.
(4)  Includes (i) 131,411 shares underlying outstanding warrants and
     (ii) 5,000 shares underlying outstanding options.
(5)  Mark J. Lerner, a director of the Company, is the principal stockholder of this concern.


     The Selling Stockholders, or their pledgees, donees, transferees or other successors, may sell the Common Stock in any of three ways: (i) through broker-dealers; (ii) through agents or
(iii) directly to one or more purchasers. The distribution of the Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (A) in the over-the-counter market, or (B) in transactions otherwise than in the over-the-counter market. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling the Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or commissions from purchasers of the Common Stock for whom they may act as agent (which discounts, concessions or commissions will not exceed those customary in the types of transactions involved). The Selling Stockholders and any broker-dealers or agents that participate in the distribution of the Common Stock might be deemed to be underwriters, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.


                                LEGAL OPINION

     The legality of the Common Stock offered hereby will be passed upon for the Company by Parker Duryee Rosoff & Haft A Professional Corporation, 529 Fifth Avenue, New York, New York 10017. Jay M. Haft, of counsel to such Firm and a director of the Company, beneficially owns 158,946 shares of Common Stock of the Company, as well as options and warrants to acquire an additional 357,600 shares of such Common Stock. Members of Parker Duryee Rosoff & Haft, other than Mr. Haft, beneficially own 148,625 shares of Common Stock of the Company and warrants to acquire an additional 72,667 shares of Common Stock of the Company.

                                  EXPERTS

     The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K/A for the year ended September 30, 1994 and from the Company's definitive Proxy Statement dated August 9, 1995 relating to the Acuity Merger have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

              PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses in connection with the offering described in the Registration Statement:

     Registration Fee. . . . . . . . . . . . . . . . .  $9,099.50
     Accounting Fees and Expenses. . . . . . . . . . .   2,800.00
     Legal Fees and Expenses . . . . . . . . . . . . .   4,000.00
     Printing and Reproduction . . . . . . . . . . . .     500.00
     Miscellaneous . . . . . . . . . . . . . . . . . .     100.50
                                                       ----------
                              Total Expenses . . . . . $16,500.00
                                                       ----------
                                                       ----------


Item 15.  Indemnification of Directors and Officers

     Article SEVENTH of the Certificate of Incorporation of Robotic Vision Systems, Inc. (the "Registrant") provides with respect to the indemnification of directors and officers that the Registrant shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Section grants the Registrant power to indemnify. Article TENTH of the Certificate of Incorporation of the Registrant also provides that no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2), acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transactions from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the ability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by
Section 102(b)(7) of Delaware General Corporation Law, as amended from time to time.

     Section 145 of Delaware Corporation Law provides, inter alia, that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative or in defense of any claim, issue, or matter therein (hereinafter, a "Proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of a corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively an "Agent" of the corporation), he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened Proceeding by reason of the fact that he is or was an Agent of the corporation, against expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that in an action by or in the right of the corporation, the corporation may not indemnify such person in respect of any claim, issue, or matter as to which he is adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably entitled to indemnity.


Item 16.  Exhibits

     5         Opinion of Parker Duryee Rosoff & Haft
     23(a)     Consent of Deloitte & Touche
     23(b)     Consent of Parker Duryee Rosoff & Haft (included in
               Exhibit 5 hereof)


Item 17.  Undertakings

          The undersigned Registrant hereby undertakes:

     (1) That for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (3) To remove from registration any means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 15 of this Part II to the Registration Statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hauppauge, and State of New York, on the 15th day of September, 1995.

                              ROBOTIC VISION SYSTEMS, INC.


                              By:/s/Pat V. Costa
                                 ---------------
                                 Pat V. Costa
                                 President



                           POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pat V. Costa and Robert H. Walker, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                       --------------------------

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

     Signature                  Title                       Date


                              Chairman of the
                              Board, President
                              and Director
                              (Principal
/s/Pat V. Costa               Executive Officer)       September 15, 1995
---------------
Pat V. Costa

                              Executive Vice
                              President, Secretary/
                              Treasurer and
                              Director (Principal
                              Financial Officer
                              and Principal Accounting
/s/Robert H. Walker           Officer)                 September 15, 1995
-------------------
Robert H. Walker


                              Senior Vice President
/s/Howard Stern               and Director             September 15, 1995
----------------
Howard Stern



                              Director
-----------------
Donald F. Domnick



/s/Jay M. Haft                Director                 September 15, 1995
---------------
Jay M. Haft



                              Director
-----------------
Frank A. DiPietro



                              Director
---------------
Mark J. Lerner